SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

AMENDMENT NO. 1

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported)	April 1, 2004

COLLEGIATE PACIFIC INC.

(Exact Name of Registrant as Specified in Charter)

Delaware (State or other jurisdiction of incorporation or organization)	0-17293 (Commission File Number)	22-2795073 (I.R.S. Employer Identification No.)

13950 Senlac Drive, Suite 100, Dallas, Texas (Address of principal executive offices)	75234 (Zip Code)

(972) 243-8100
(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)

Item 2 Acquisition or Disposition of Assets
Item 7 Financial Statements, Pro Forma Financial Information and Exhibits
SIGNATURES
EXHIBIT INDEX

Item 2. Acquisition or Disposition of Assets.

     On April 8, 2004, Collegiate Pacific Inc. (“Collegiate Pacific” or the “Company”) filed its initial Current Report on Form 8-K (the “Form 8-K”) reporting its acquisition of substantially all of the operating assets and assumption of specified operating liabilities of Kesslers Sport Shop, Inc., an Indiana corporation (“Kesslers”), pursuant to an Asset Purchase Agreement (the “Purchase Agreement”) dated February 9, 2004, by and among Collegiate Pacific, Kesslers, BOO Acquisition Corp., a Delaware corporation and a wholly-owned subsidiary of Collegiate Pacific, Bob Dickman, Phil Dickman, Dan Dickman and Floyd Dickman (collectively, the “Shareholders”). This Amendment No. 1 to the Form 8-K includes the financial statements of Kesslers and the pro forma financial information required by Item 7 of Form 8-K.

Item 7. Financial Statements, Pro Forma Financial Information and Exhibits.

     (a) Financial Statements of Business Acquired.

     The Report of Independent Certified Public Accountants and the audited balance sheets of Kesslers as of December 31, 2003 and 2002, related statements of earnings, stockholders’ equity and cash flows for each of the years ended December 31, 2003 and 2002, and the notes thereto, are set forth on pages 3-13 of this Amendment No. 1 to the Form 8-K.

REPORT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

To the Stockholders of
Kesslers Sport Shop, Inc.

We have audited the accompanying consolidated balance sheets of Kesslers Sport Shop, Inc. and Subsidiary as of December 31, 2003 and 2002, and the related consolidated statements of earnings, stockholders’ equity, and cash flows for the years then ended. These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the consolidated financial position of Kesslers Sport Shop, Inc. and Subsidiary as of December 31, 2003 and 2002, and the consolidated results of their operations and their cash flows for the years then ended in conformity with accounting principles generally accepted in the United States of America.

/s/ Grant Thornton LLP

Dallas, Texas
March 26, 2004

KESSLERS SPORT SHOP, INC. AND SUBSIDIARY
CONSOLIDATED BALANCE SHEETS
As of December 31, 2003 and 2002

	2003	2002
ASSETS
CURRENT ASSETS:
Cash and cash equivalents	$324,391	$451,569
Accounts receivable, net of allowance for doubtful accounts of $410,385 and $110,385, respectively	6,905,793	5,314,336
Inventories	3,581,735	2,161,491
Notes receivable from stockholders	427,797	170,763
Prepaid expenses and other current assets	107,759	92,930

Total current assets	11,347,475	8,191,089
PROPERTY, BUILDINGS AND EQUIPMENT:
Property, buildings and equipment	3,447,382	3,366,985
Accumulated depreciation	1,160,662	954,725

Property, buildings and equipment, net	2,286,720	2,412,260

Total assets	$13,634,195	$10,603,349

LIABILITIES AND STOCKHOLDERS’ EQUITY
CURRENT LIABILITIES:
Accounts payable	$2,701,920	$2,144,845
Bank line of credit	1,455,900	590,299
Accrued liabilities	1,075,826	558,245
Notes payable to related parties	809,958	838,153
Current portion of long-term debt	419,612	417,389

Total current liabilities	6,463,216	4,548,931
LONG-TERM DEBT:	2,063,781	2,519,382

Total liabilities	8,526,997	7,068,313
COMMITMENTS AND CONTINGENCIES:	—	—
STOCKHOLDERS’ EQUITY:
Common stock, no par value, 1,000 shares authorized; 315 shares issued and outstanding	72,185	72,185
Retained earnings	5,035,013	3,462,851

Total stockholders’ equity	5,107,198	3,535,036

Total liabilities and stockholders’ equity	$13,634,195	$10,603,349

The accompanying notes are an integral part of these financial statements.

KESSLERS SPORT SHOP, INC. AND SUBSIDIARY
CONSOLIDATED STATEMENTS OF EARNINGS
For the years ended December 31, 2003 and 2002

	2003	2002
Revenue	$30,079,238	$24,788,922
Cost of goods sold	20,510,905	17,752,619

Gross profit	9,568,333	7,036,303
Selling, general, and administrative expenses	7,486,355	5,888,662

Operating profit	2,081,978	1,147,641
Other income (expense):
Interest expense	(200,161)	(195,065)
Other income	281,413	213,516

Net income	$2,163,230	$1,166,092

The accompanying notes are an integral part of these financial statements.

KESSLERS SPORT SHOP, INC. AND SUBSIDIARY
STATEMENT OF STOCKHOLDERS’ EQUITY
For the years ended December 31, 2003 and 2002

	Number of		Retained
	Shares	Amount	Earnings	Total
Balances at January 1, 2002	315	$72,185	$2,452,746	$2,524,931
Net income	—	—	1,166,092	1,166,092
Distribution to stockholders	—	—	(155,987)	(155,987)

Balances at December 31, 2002	315	72,185	3,462,851	3,535,036
Net income	—	—	2,163,230	2,163,230
Distribution to stockholders	—	—	(591,068)	(591,068)

Balances at December 31, 2003	315	$72,185	$5,035,013	$5,107,198

The accompanying notes are an integral part of these financial statements.

KESSLERS SPORT SHOP, INC. AND SUBSIDIARY
STATEMENTS OF CASH FLOWS
For the years ended December 31, 2003 and 2002

	2003	2002
CASH FLOWS FROM OPERATING ACTIVITIES
Net income	$2,163,230	$1,166,092
Adjustments to reconcile net income to net cash provided by operating activities
Depreciation	206,603	198,233
Provision for doubtful accounts	519,119	207,110
Loss on disposal of property, buildings and equipment	—	2,612
Changes in operating assets and liabilities
Increase in accounts receivable	(2,110,576)	(1,512,842)
(Increase) decrease in inventories	(1,420,244)	189,714
Increase in prepaid expenses and other current assets	(15,496)	(6,511)
Increase in accounts payable	557,075	306,617
Increase in accrued liabilities	138,739	179,203

Net cash provided by operating activities	38,450	730,228
CASH FLOWS FROM INVESTING ACTIVITIES
Purchase of property, buildings and equipment	(80,396)	(142,204)
Proceeds from sale of property, buildings and equipment	—	17,700
Notes receivable from stockholders	(257,034)	(170,763)

Net cash used in investing activities	(337,430)	(295,267)
CASH FLOWS FROM FINANCING ACTIVITIES
Proceeds from notes payable to related parties	—	210,000
Payments on notes payable to related parties	(28,195)	(21,104)
Proceeds from bank line of credit	865,601	57,435
Principal payments on notes payable	(453,378)	(451,902)
Distributions to stockholders	(212,226)	(155,987)

Net cash provided by (used in) financing activities	171,802	(361,558)

Net increase (decrease) in cash and cash equivalents	(127,178)	73,403
Cash and cash equivalents, beginning of year	451,569	378,166

Cash and cash equivalents, end of year	$324,391	$451,569

Supplemental cash flow disclosures:
Cash paid for interest	$200,161	$195,065

Assets acquired through issuance of notes	$—	$77,814

The accompanying notes are an integral part of these financial statements.

KESSLERS SPORT SHOP, INC. AND SUBSIDIARY
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
December 31, 2003 and 2002

(1) GENERAL AND BACKGROUND

     Kesslers Sport Shop, Inc. is an Indiana corporation engaged in the distribution and sale of team sporting goods to schools, colleges and other organizations throughout eight states.

(2) SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Principles of Consolidation

     The consolidated financial statements include the accounts of Kesslers Sport Shop, Inc. and its wholly-owned subsidiary, Group Growth Securities, Inc. (collectively, the “Company”). All significant intercompany transactions and accounts have been eliminated.

Cash and Cash Equivalents

     The Company considers all highly liquid investments with original maturities of three months or less to be cash equivalents.

Accounts Receivable

     The majority of the Company’s accounts receivable is due from customers in the educational and team sports market. Credit is extended based on evaluation of a customer’s financial condition and collateral is not required. Accounts receivable are due within 30 days and are stated at amounts due from customers net of an allowance for doubtful accounts. Accounts outstanding longer than the contractual payment terms are considered past due. The Company determines its allowance by considering a number of factors, including the length of time trade accounts receivable are past due, the Company’s previous loss history, the customer’s current ability to pay its obligation to the Company, and the condition of the general economy and the industry as a whole. The Company writes-off accounts receivable when they become uncollectible, and payments subsequently received on such receivables are credited to the allowance for doubtful accounts.

     Trade receivables relate to the sales of merchandise and freight charges, for which credit is extended based on the customer’s credit history. Changes in the Company’s allowance for doubtful accounts are as follows:

	December 31,
	2003	2002
Beginning balance	$110,385	$110,385
Bad debt expense	519,119	207,110
Accounts written off, net of recoveries	(219,119)	(207,110)

Ending balance	$410,385	$110,385

     No individual customer had a balance greater than or equal to 10% of the accounts receivable balance at December 31, 2003 and 2002.

Inventories

     Inventories are comprised principally of team sporting goods available for sale, which are valued at the lower of cost (moving average) or market.

Property, Buildings and Equipment

     Property, buildings and equipment are stated at cost and are depreciated using the straight-line method over the following estimated useful lives of the respective assets:

Buildings	30-40 years
Furniture, fixtures and equipment	5–10 years
Transportation and other equipment	5–20 years

Impairment of Long-lived Assets

     Assets that are held and used are analyzed for impairment whenever events or changes in circumstances indicate that the carrying amounts may not be recoverable. Impairment is recognized when the estimated undiscounted cash flow generated by those assets is less than the carrying amounts of such assets. The amount of impairment is the excess of the carrying amount over the fair value of such assets.

Revenue Recognition

     Revenue from product sales is recognized upon shipment.

Shipping and Handling Costs

     Amounts billed to customers related to shipping and handling costs are recognized as revenue. Freight charges are included in the cost of goods sold. Freight costs included in cost of goods sold amounted to $973,682 and $760,797 for the years ended December 31, 2003 and 2002, respectively.

Income Taxes

     Federal income taxes are payable personally by the stockholders of the Company pursuant to an election under Subchapter S of the Internal Revenue Code not to have the Company taxed as a corporation. Accordingly, federal income taxes are not reflected in the accompanying financial statements.

Advertising Expense

     The cost of advertising is expensed as incurred. The Company incurred approximately $104,000 and $80,000 in advertising costs during the years ended December 31, 2003 and 2002, respectively.

Use of Estimates in Financial Statements

     The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

(3) PROPERTY AND EQUIPMENT

     Property, buildings and equipment consisted of the following:

	December 31,
	2003	2002
Buildings	$838,389	$821,559
Furniture, fixtures and equipment	662,561	600,595
Transportation and other equipment	1,802,992	1,801,391

Total property, buildings and equipment	3,303,942	3,223,545
Less: accumulated depreciation	(1,160,662)	(954,725)

Subtotal	2,143,280	2,268,820
Land	143,440	143,440

Property, buildings and equipment, net	$2,286,720	$2,412,260

(4) ACCRUED LIABILITIES

     Accrued liabilities consisted of the following:

	December 31,
	2003	2002
Accrued wages payable	$469,323	$348,896
Accrued distributions to stockholders	413,492	34,650
Other	193,011	174,699

Accrued liabilities	$1,075,826	$558,245

(5) BANK LINE OF CREDIT

     The Company has a $3.5 million bank revolving line of credit maturing July 1, 2004 with $1,455,900 and $590,299 balances outstanding at December 31, 2003 and 2002, respectively. The outstanding balance bears interest at prime (4% at December 31, 2003). The revolving line of credit is collateralized by all assets of the Company, is guaranteed by the stockholders, and requires the maintenance of certain financial ratios. The Company is in compliance with all of its loan covenants.

(6) LONG-TERM DEBT

     Long-term debt consisted of the following:

	December 31,
	2003	2002
Note payable to a bank, bearing interest at prime, due in monthly principal installments of $23,810, through November 30, 2008, collateralized by assets of the Company	$1,404,762	$1,690,476
Note payable to bank, bearing interest at prime less 0.5%, due in monthly installments of principal and interest of $16,024, through May 16, 2011, collateralized by aircraft equipment	1,021,567	1,173,669
Notes payable to finance company, non-interest bearing, due in monthly principal installments of $1,297, through August 31, 2007 collateralized by vehicles	57,064	72,626

	2,483,393	2,936,771
Less: current portion of long-term debt	419,612	417,389

Long-term debt	$2,063,781	$2,519,382

     Future maturities of long-term debt for the five years following December 31, 2003 are as follows:

2004	$419,612
2005	428,166
2006	437,338
2007	441,987
2008	418,350
Thereafter	337,940

Total long-term debt	$2,483,393

(7) LEASES

     The Company leases facilities and equipment under leases classified as operating leases. Following are minimum future lease payments under noncancellable operating leases with initial lease terms in excess of one year as of December 31, 2003, for the next five years:

Year ending December 31,
2004	$265,500
2005	186,500
2006	127,300
2007	110,700
2008	44,800

Total minimum future lease payments	$734,800

     Rent expense under operating leases for the year ended December 31, 2003 and 2002, was approximately $353,900 and $273,500, respectively.

(8) RELATED PARTY TRANSACTIONS

     Notes receivable from stockholders amounting to $427,797 and $170,763 at December 31, 2003 and 2002, respectively, bear interest at prime less 0.50% per annum, unsecured and are payable on demand.

     Notes payable to related parties consist of a note payable to a stockholder of $245,000 and $260,000 at December 31, 2003 and 2002, respectively, bearing interest at prime, is unsecured and is due on demand; and a note payable to a related party of $150,000 at December 31, 2003 and 2002, bearing interest at 7% per annum, is unsecured and is due on demand. These notes payable to related parties were repaid in March 2004.

     In addition, the Company has a note payable to a related party amounting to $414,958 and $428,153 at December 31, 2003 and 2002, respectively, bearing interest at 6.25%. The note was repaid in February 2004.

(9) 401(k) PROFIT SHARING PLAN

     The Company has a contributory 401(k) retirement plan (the “Plan”) for all employees who have completed one year of service and have attained the age of 21. At its discretion, the Company may make discretionary, non-elective contributions to the Plan. Participants may contribute to the Plan up to the maximum annual amount allowed by the internal Revenue Service. The Company’s matching contributions were approximately $20,000 in 2003 and $18,000 in 2002.

(10) BUSINESS AND CREDIT CONCENTRATIONS

     Purchases from one supplier amounted to approximately $8,220,000 or 38% and $6,440,000 or 37% of total purchases for the years ended December 31, 2003 and 2002, respectively.

     Substantially all of the Company’s sales are to schools, colleges and other organizations throughout eight (8) states. Therefore, the Company has credit risk related to credit granted for sales to these customers. Consequently, the Company’s ability to collect the amounts due from customers is affected by economic fluctuations within the sporting goods industry. No customer represented more than 10% of total sales in either period.

(11) FAIR VALUE OF FINANCIAL INSTRUMENTS

     The Company’s financial instruments include cash and cash equivalents, accounts and notes receivable, accounts payable and debt. Because of their short maturities, the carrying amount of cash and cash equivalents, accounts and notes receivable, accounts payable and short-term bank debt approximates fair value. The carrying value of long-term debt approximates fair value because it is based on floating rates or is based on market rates available to the Company for debt with similar terms and maturities.

(12) SUBSEQUENT EVENTS

     On January 1, 2004, the Company entered into a line of credit lending agreement, advisory agreement and distribution agreement with a third party wherein the Company will make available to the third party a line of credit not to exceed $250,000. The line of credit bears interest at prime plus 1.5% per annum payable quarterly starting April 1, 2005, is collateralized by the assets of the third party and is payable on or before December 31, 2006. The Company will also provide occasional advice and professional support to the third party in exchange for a 2% royalty on all sales other than to the Company.

     On April 1, 2004, the Company sold to Collegiate Pacific Inc. (“Collegiate Pacific”) substantially all its operating assets and specified operating liabilities pursuant to an Asset Purchase Agreement (the “Purchase Agreement”) dated February 9, 2004. Under the terms of the Purchase Agreement, the Company received consideration of $13,750,000, exclusive of transaction related costs, which consisted of $6,500,000 in cash and 906,250 shares of Collegiate Pacific’s common stock valued at $8,591,250. Collegiate Pacific also paid certain liabilities of the Company at closing in the approximate amount of $4,700,000 and assumed certain other specified liabilities of the Company related to the sold operating assets.

Item 7. Financial Statements, Pro Forma Financial Information and Exhibits.

     (b) Pro Forma Financial Information.

     The following unaudited pro forma condensed consolidated financial statements have been derived from the historical financial statements of Collegiate Pacific Inc. and Kesslers Team Sports, Inc. The unaudited pro forma condensed consolidated balance sheet as of March 31, 2004, has been presented as if the acquisition of Kesslers Team Sports, Inc. had been consummated as of that date. The unaudited pro forma condensed consolidated statements of earnings for the year ended June 30, 2003, and for the nine months ended March 31, 2004, have been presented as if the acquisition had been consummated as of July 1, 2002. Collegiate Pacific acquired substantially all of the assets of Kesslers Team Sports on April 1, 2004.

     The acquisition of Kesslers Team Sports, Inc. was for a total price of approximately $20.2 million, which consisted of cash in the amount of $6.5 million, repayment of existing debt of approximately $4.7 million, acquisition expenses of approximately $400,000 and the issuance of 906,250 shares of Collegiate Pacific’s common stock valued at approximately $8.6 million. Collegiate Pacific Inc. is required to either (a) redeem from Kesslers Team Sports for cash any of the shares that have not been sold by Kesslers prior to the second anniversary of the effective date of a registration statement covering the shares at a per share price of $8.00 or (b) if all of the shares have been sold as of the second anniversary of the effective date of a registration statement covering the shares, pay Kesslers Team Sports an amount in cash equal to the difference between $7,250,000 and the total sales proceeds received by Kesslers Team Sports from the sale of the shares. Accordingly, this potential obligation of Collegiate Pacific Inc. will be classified as a liability of Collegiate Pacific Inc. until the redemption period expires or the shares have been sold by Kesslers Team Sports, Inc. for more than $7,250,000, whichever occurs first.

     The unaudited pro forma condensed consolidated financial statements give effect to the acquisition of Kesslers Team Sports, Inc. in accordance with the purchase method of accounting for business combinations and are based upon the assumptions and adjustments described in the accompanying notes. The purchase accounting adjustments reflect the final fair values of the net assets acquired and liabilities assumed.

     The pro forma adjustments do not reflect any operating efficiencies and cost savings that Collegiate Pacific may achieve with respect to the combined companies. The pro forma adjustments also do not include any adjustments to historical revenues for any new products which may be developed and marketed in the future nor for any future price changes for existing products. The pro forma adjustments do not include any adjustments to historical amounts for cost of sales, sales and marketing, or general and administrative expenses for any future operating changes.

     The unaudited pro forma condensed consolidated financial results are not necessarily indicative of the financial position or operating results that would have occurred had the acquisition been consummated at that date, or at the beginning of the period for which such transactions have been given effect, nor of the consolidated results of future operations.

COLLEGIATE PACIFIC, INC. AND SUBSIDIARIES
UNAUDITED PRO FORMA CONDENSED CONSOLIDATED
BALANCE SHEET
As of March 31, 2004

	Collegiate		Pro Forma			Pro Forma
	Pacific	Kesslers	Adjustments			Consolidated
ASSETS
CURRENT ASSETS:
Cash and cash equivalents	$7,110,780	$383,865	$(4,848,158)	(a	)	$2,646,487
Accounts receivable, net	4,662,742	6,592,596	(27,786)	(a	)	11,227,552
Inventories, net	4,791,067	3,930,591	—			8,721,658
Prepaid expenses and other current assets	872,203	91,381	(183,538)	(a	)	780,046
Current portion of deferred income taxes	132,779	—	—			132,779

Total current assets	17,569,571	10,998,433	(5,059,482)			23,508,522
PROPERTY AND EQUIPMENT:
Property and equipment, net	596,498	2,377,529	(2,157,522)	(a	)	816,505
OTHER ASSETS:
Intangible assets	96,246	—	210,000	(a	)	306,246
Goodwill	5,170,304	5,500	13,086,531	(a	)	18,262,335
Deferred income taxes	307,160	—	—			307,160
Other assets	229,540	486,266	(427,797)	(a	)	288,009

Total assets	$23,969,319	$13,867,728	$5,651,730			$43,488,777

LIABILITIES AND STOCKHOLDERS’ EQUITY
CURRENT LIABILITIES:
Accounts payable	$2,759,281	$2,559,332	$(14,773)	(a	)	$5,303,840
Accrued liabilities	560,948	566,563	426,728	(a	)	1,554,239
Dividends payable	197,578	—	—			197,578
Income taxes payable	459,226	1,209,925	—			1,669,151
Current portion of long-term debt	—	3,323,744	(3,323,744)	(a	)	—

Total current liabilities	3,977,033	7,659,564	(2,911,789)			8,724,808
REDEEMABLE COMMON STOCK:	2,500,000	—	8,591,250	(a	)	11,091,250
LONG-TERM DEBT:	229,200	2,392,595	3,787,838	(a	)	6,409,633
STOCKHOLDERS’ EQUITY:
Common stock	66,031	72,185	(72,185)	(a	)	66,031
Additional paid-in capital	17,154,056	—	—			17,154,056
Treasury stock	(657,451)	—	—			(657,451)
Retained earnings	700,450	3,743,384	(3,743,384)	(a	)	700,450

Total stockholders’ equity	17,263,086	3,815,569	(3,815,569)			17,263,086

Total liabilities and stockholders’ equity	$23,969,319	$13,867,728	$5,651,730			$43,488,777

See accompanying Notes to Unaudited Pro Forma Condensed Consolidated Balance Sheet.

COLLEGIATE PACIFIC INC. AND SUBSIDIARIES
NOTES TO UNAUDITED PRO FORMA CONDENSED CONSOLIDATED
BALANCE SHEET
As of March 31, 2004

The unaudited pro forma condensed consolidated balance sheet as of March 31, 2004 consists of the following information:

1.	The unaudited historical consolidated balance sheet of Collegiate Pacific Inc. and Subsidiaries as of March 31, 2004, as reported in the Company’s Form 10-QSB for the third quarter ended March 31, 2004.

2.	The unaudited historical balance sheet of Kesslers Team Sports, Inc. as of March 31, 2004.

3.	Pro forma adjustments.

PRO FORMA ADJUSTMENTS:

(a)	Represents the adjustments to give effect to Collegiate Pacific’s acquisition of Kesslers Team Sports, Inc. using purchase accounting as if the acquisition had occurred on March 31, 2004. A summary of the adjustments is as follows:

Purchase price:
Cash	$6,500,000
Common stock: 906,250 shares of common stock, $9.48 per share stated value	8,591,250
Retirement of debt	4,695,660
Acquisition expenses	405,305

Total purchase price	$20,192,215

Allocation of purchase price based on fair values of assets and liabilities acquired:
Current assets, including cash, accounts receivable and inventory	$10,900,043
Furniture and equipment and other assets	283,975
Intangible asset- Contractual backlog	210,000
Intangible asset- Goodwill	13,086,531
Current liabilities, including accounts payable and accrued expenses	(4,288,334)

Fair market value of assets and liabilities acquired	$20,192,215

COLLEGIATE PACIFIC INC. AND SUBSIDIARIES

UNAUDITED PRO FORMA CONDENSED CONSOLIDATED

STATEMENT OF EARNINGS
For the nine months ended March 31, 2004

	Collegiate		Pro Forma			Pro Forma
	Pacific	Kesslers	Adjustments			Consolidated
Revenue	$21,365,956	$25,650,738	$(41,629)	(a	)	$46,975,065
Cost of goods sold	13,458,203	17,866,147	(41,629)	(b	)	31,282,721

Gross profit	7,907,753	7,784,591	—			15,692,344
Selling, general, and administrative expenses	6,259,890	6,085,458	—			12,345,348

Operating profit	1,647,863	1,699,133	—			3,346,996
Other income (expense):
Interest expense	(28,684)	(146,468)	—			(175,152)
Interest income	15,484	11,393	—			26,877
Other	2,430	152,405	—			154,835

Income before income taxes	1,637,093	1,716,463	—			3,353,556
Provision for income tax	676,330	—	631,556	(c	)	1,307,886

Net Income	$960,763	$1,716,463	$(631,556)			$2,045,670

Net income per share common stock – basic	$0.18					$0.32

Net income per share common stock – diluted	$0.14					$0.26

Weighted average number of shares outstanding – basic	5,474,477		906,250			6,380,727
Weighted average number of shares outstanding – diluted	6,909,524		906,250			7,815,774

See accompanying Notes to Unaudited Pro Forma Condensed Consolidated Statement of Earnings.

COLEGIATE PACIFIC INC. AND SUBSIDIARIES
NOTES TO UNAUDITED PRO FORMA CONDENSED CONSOLIDATED
STATEMENT OF EARNINGS
For the nine months ended March 31, 2004

The unaudited pro forma condensed consolidated statement of earnings for the nine months ended March 31, 2004 consists of the following information:

1.	The unaudited historical consolidated statement of earnings for Collegiate Pacific Inc. and Subsidiaries for the nine months ended March 31, 2004, as reported in the Company’s Form 10-QSB for the third quarter ended March 31, 2004.

2.	The unaudited historical statement of earnings for Kesslers Team Sports, Inc. for the nine months ended March 31, 2004.

3.	Pro forma adjustments.

PRO FORMA ADJUSTMENTS:

(a)	The pro forma adjustment to revenue reflects the elimination of intercompany sales during the nine months ended March 31, 2004.

(b)	The pro forma adjustment to cost of goods sold reflects the elimination of intercompany cost of goods sold during the nine months ended March 31, 2004.

(c)	The pro forma adjustment to income tax expense is to adjust total expense to the expected rate. Historically, Kesslers Team Sports was an S corporation and did not pay income taxes.

COLLEGIATE PACIFIC INC. AND SUBSIDIARIES
UNAUDITED PRO FORMA CONDENSED CONSOLIDATED
STATEMENT OF EARNINGS
For the year ended June 30, 2003

	Collegiate		Pro Forma			Pro Forma
	Pacific	Kesslers	Adjustments			Consolidated
Revenue	$21,075,893	$26,341,779	$—			$47,417,672
Cost of goods sold	13,268,532	18,619,249	—			31,887,781

Gross profit	7,807,361	7,722,530	—			15,529,891
Selling, general, and administrative expenses	6,839,005	6,314,817	210,000	(a	)	13,363,822

Operating profit	968,356	1,407,713	(210,000)			2,166,069
Other income (expense):
Interest expense	(84,525)	(142,672)	—			(227,197)
Interest income	3,200	106	—			3,306
Other	17,186	171,599	—			188,785

Income before income taxes	904,217	1,436,746	(210,000)			2,130,963
Provision for income tax	(349,632)	—	560,331	(b	)	210,699

Net Income	$1,253,849	$1,436,746	$(770,331)			$1,920,264

Net Income per share common stock – basic	$0.30					$0.37

Net Income per share common stock – diluted	$0.27					$0.34

Weighted average number of shares outstanding – basic	4,225,784		906,250			5,132,034
Weighted average number of shares outstanding – diluted	4,669,574		906,250			5,575,824

See accompanying Notes to Unaudited Pro Forma Condensed Consolidated Statement of Earnings.

COLEGIATE PACIFIC INC. AND SUBSIDIARIES
NOTES TO UNAUDITED PRO FORMA CONDENSED CONSOLIDATED
STATEMENT OF EARNINGS
For the year ended June 30, 2003

The unaudited pro forma condensed consolidated statement of earnings for the year ended June 30, 2003 consists of the following information:

1.	The audited historical consolidated statement of earnings for Collegiate Pacific Inc. and Subsidiaries for the year ended June 30, 2003, as reported in the Company’s Form 10-KSB for the year ended June 30, 2003.

2.	The unaudited historical statement of earnings for Kesslers Team Sports, Inc. for the 12 months ended June 30, 2003.

3.	Pro forma adjustments.

PRO FORMA ADJUSTMENTS:

(a)	The pro forma adjustment to selling, general and administrative expenses reflects the amortization of the contractual backlog intangible asset during the twelve months ended June 30, 2003.

(b)	The pro forma adjustment to income tax expense is to adjust total expense to the expected rate. Historically, Kesslers Team Sports was an S corporation and did not pay income taxes.

Item 7. Financial Statements, Pro Forma Financial Information and Exhibits.

     (c) Exhibits.

2.1	Asset Purchase Agreement, dated as of February 9, 2004, by and among Kesslers Team Sports, Inc., Collegiate Pacific Inc., BOO Acquisition Corp., Bob Dickman, Phil Dickman, Dan Dickman and Floyd Dickman. Incorporated herein by reference to Exhibit 2.1 to the Company’s Current Report on Form 8-K dated April 8, 2004.

99.1*	Press Release of Collegiate Pacific Inc., dated April 1, 2004. Incorporated herein by reference to Exhibit 99.1 to the Company’s Current Report on Form 8-K dated April 8, 2004.

*	Furnished and not filed.

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, Collegiate Pacific Inc. has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date: June 7, 2004	COLLEGIATE PACIFIC INC.

By:	/s/ William R. Estill
William R. Estill, Chief Financial Officer

EXHIBIT INDEX

Exhibit
Number	Exhibit
2.1	Asset Purchase Agreement, dated as of February 9, 2004, by and among Kesslers Team Sports, Inc., Collegiate Pacific Inc., BOO Acquisition Corp., Bob Dickman, Phil Dickman, Dan Dickman and Floyd Dickman. Incorporated herein by reference to Exhibit 2.1 to the Company’s Current Report on Form 8-K dated April 8, 2004.

99.1*	Press Release of Collegiate Pacific Inc., dated April 1, 2004. Incorporated herein by reference to Exhibit 99.1 to the Company’s Current Report on Form 8-K dated April 8, 2004.

*	Furnished and not filed.